EXHIBIT 99.1


[LOGO OMITTED]      CONTACTS:  Daniel Ripes              Brenda Uhlenhopp
                               Circle Group              UTEK Corporation
                               847/549-6002              813-754-4330
                               danr@crgq.com             buhlenhopp@utekcorp.com


 CIRCLE GROUP ACQUIRES FIBER-GEL TECHNOLOGIES, INC., A WHOLLY-OWNED
                         SUBSIDIARY OF UTEK CORPORATION
 -Circle Group now owns exclusive rights to patented no-calorie fat substitute-

MUNDELEIN, ILLINOIS & PLANT CITY, FLORIDA - AUGUST 29, 2002 - Circle Group Internet, Inc. (OTC BB: CRGQ) and UTEK Corporation (AMEX: UTK) announced today that Circle Group has acquired Fiber-Gel Technologies, Inc., a wholly owned subsidiary of UTEK. Fiber-Gel owns the exclusive, worldwide licensee to Z-Trim - an all-natural, carbohydrate-based fat replacement.

Z-Trim is a new fat replacer that can be used to decrease fat and calories and increase insoluble fiber in foods. Developed by the United States Department of Agriculture's ("USDA"), Agricultural Research Service, Z-Trim is a fiber made from the hulls of oats, soybeans, peas and rice or bran from corn or wheat. It may be used to replace fat and calories in a variety of products, including reduced-calorie cheeses, baked goods, hamburger, salad dressings, peanut butter and confectionary products.

"It's called Z-Trim because it has zero calories," said Z-Trim inventor George
E. Inglett, Senior Research Scientist with USDA's Agricultural Research Service. "Z-Trim absorbs water and can be texture matched to a wide variety of foods to reduce calories and fat while increasing fiber content. By using Z-Trim, foods are designed to have desirable taste and mouth-feel properties similar to the full-fat foods. I believe the farmer, manufacturer and consumer may all benefit from the utilization of farm products to produce more nutritious and desirable food for the consumer."

The target market for Z-Trim includes: dairy, bakery & cereal, confectionary, pasta & rice, snack foods, ground meats and nutritional beverages. According to The Freedonia Group, a Cleveland-based business research company - the demand for carbohydrate-based fat replacers will be approximately $360 million by 2004.

While not yet available for commercial use, Circle Group intends to present Z-Trim to the United States Food and Drug Administration seeking GRAS (Substances Generally Recognized as Safe) distinction. In addition, Circle Group intends to leverage its contacts within the food industry to begin marketing efforts of Z-Trim immediately.

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"Z-Trim is a terrific opportunity for Circle Group and its shareholders," said
Circle Group CEO & Chairman Gregory Halpern, about the acquisition, which was a result of Circle Group's strategic alliance with UTEK. "We have always taken an opportunistic viewpoint to our investments, and Z-Trim is quite possibly the best opportunity we have seen to-date. I am very excited about Z-Trim's potential and its marketability. I think Circle Group has the legs needed to make this product run."

ABOUT CIRCLE GROUP

Founded in 1994, Circle Group (OTC BB: CRGQ) is a funding and consulting source for emerging companies. Through its wholly owned NASD-Registered broker-dealer, CGI Capital, Inc., Circle Group offers companies various funding solutions. Circle Group also offers in-house digital design services and business consulting solutions. Circle Group was the first company to complete an entire end-to-end capital raising campaign over the Internet without assistance from the traditional investment banking community.

ABOUT UTEK CORPORATION

UTEK (R) is an innovative technology transfer company dedicated to building bridges between university and laboratory developed technologies and commercial organizations. UTEK identifies, licenses, and finances the further development of new technologies and then transfers them to growing companies for an equity stake. UTEK is a business development company.

Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company "expects," "anticipates" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of the Company and market valuations of its stock, which could cause actual results to differ materially from those currently anticipated. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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